Exhibit 32.1

CERTIFICATIONS OF CEO AND CFO PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with this Annual Report on Form 10-K/A of Virtus Investment Partners, Inc. (the “Company”) for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: October 27, 2014

/S/ GEORGE R. AYLWARD
George R. Aylward President, Chief Executive Officer and Director (Principal Executive Officer)

/S/ MICHAEL A. ANGERTHAL
Michael A. Angerthal Executive Vice President, Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)